Exhibit 99.2

VICTOR TECHNOLOGIES ACQUIRES CNC CONTROLLER DEVELOPER

ROBOTRONIC OY AND PROMOTION CONTROLS

Acquisition enables the company to offer integrated, industry-leading technology for automated plasma cutting under the Thermal Dynamics® brand.

ST. LOUIS, July 13, 2012 (GLOBE NEWSWIRE) – Victor Technologies today announced that it has acquired all of the capital stock of Robotronic Oy, the parent company of ProMotion Controls, Inc., a leading maker of advanced, intelligent CNC controllers used in shape-cutting machines (together with Robotronic Oy, “ProMotion Controls”). The acquisition will allow Victor Technologies to provide end users with fully-integrated automated plasma cutting solutions that improve productivity.

ProMotion Controls specializes in PC-based shape-cutting controls, nesting software, torch height controls and associated products for new and retrofit cutting systems that use plasma, oxy-fuel, laser, water-jet or router technology. ProMotion Controls, with operations in Medina, Ohio, is the U.S. subsidiary of Robotronic, with operations in Tampere, Finland. As a leading provider of cutting, welding and gas control solutions, Victor Technologies will incorporate all the acquired technology and operations into those of its Thermal Dynamics® brand.

“This acquisition delivers on our promise to offer end users the industry’s most innovative cutting technology,” said Martin Quinn, CEO of Victor Technologies. “As a fully integrated system provider, Thermal Dynamics will continue to design and develop automated solutions that optimize cutting performance and reduce operating costs. Acquiring ProMotion Controls helps us to advance our vision for Victor Technologies – ‘innovation to shape the world.’”

J.P. Kinos, President and CEO of ProMotion Controls, added, “As part of Victor Technologies, we’ll be able to combine superior plasma and CNC knowledge to offer a new level of intelligent system integration, providing our customers with exceptional cut quality and productivity.” Mr. Kinos has joined Victor Technologies as Vice President Brand Management, Automated Plasma.

Technology Background

As one of the recognized technological leaders in automated cutting systems, ProMotion Controls was the first shape-cutting control manufacturer to incorporate the Microsoft Windows NT operating system into its products, introducing the intelligent “iCNC” in 1997. The iCNC introduced the concept of dual microprocessors, providing true multitasking, which sets it apart from other shape-cutting controls. Separating the real-time machine and process control from the processor running the Windows based operator interface makes it possible to run more sophisticated software and build true intelligence into the system. This intelligence allows the system to control complex cutting tasks without the need for specially skilled operators or programmers.

Victor Technologies offers a full range of manual and automated plasma cutting power sources, cutting technologies, gas control and torch height control solutions through its Thermal Dynamics brand, which started its business partnership with ProMotion Controls in 2008, developing the XT series of CNC systems. Recent innovations include its 400-amp Ultra-Cut® 400 power source featuring Diameter PRO™ technology, available in its XT CNC. Holes cut with Diameter PRO have virtually no bevel from top to bottom around the entire circumference of the hole, which limits dross and optimizes travel speeds. This allows fabricators to reduce cycle time and lower grinding and machining costs.

About Victor Technologies

Headquartered in St. Louis, Missouri, Victor Technologies provides superior solutions for cutting, welding and gas control equipment under brand names that include Victor®, Tweco®, Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. For more information about Victor Technologies, its products and services, visit the company’s website at www.victortechnologies.com.

Contact:

Bill Wehrman, Communications Manager

Victor Technologies

Phone: 636-728-3057

Email: media@victortechnologies.com

Alternate Contact:

Chuck Schroeder (PR Representative)

Office: 262-240-9790; Mobile: 414-467-3287

Email: chucks@imipr.com

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect Victor Technologies Group’s (the “Company’s) operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.